UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2026

ASHLAND INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	333-211719	81-2587835
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8145 Blazer Drive
Wilmington, Delaware		19808
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 302 995-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ASH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K (the “Form 8-K”) related to the Cooperation Agreement (as defined below) is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2026, the Board of Directors (the “Board”) of Ashland Inc. (the “Company”) appointed Peter Thomas and Allen Spizzo (each a “New Director” and collectively, the “New Directors”) to serve as independent directors, effective immediately, in each case with an initial term expiring at the Company’s 2027 annual meeting of stockholders (“2027 Annual Meeting”) and until his successor is elected and qualified. With the appointment of Mr. Thomas and Mr. Spizzo, the Board now consists of eleven members, ten of whom are independent directors. The Board also determined to reduce the size of the Board to ten members effective immediately prior to the opening of the polls at the 2027 Annual Meeting.

Peter Thomas brings more than three decades of executive leadership in specialty chemicals and materials, alongside public company board experience spanning compensation, capital allocation and independent oversight roles. Mr. Thomas served as Chair, Chief Executive Officer and President of Ferro Corporation until its sale to Prince International Corporation in 2022. Before that appointment, he served as the Operating Vice President of Ferro's Polymer and Ceramic Engineered Materials Group. Prior to Ferro, Mr. Thomas served in a variety of leadership roles at Witco Corporation, including Vice President of the Oleochemical-Derivatives business, Vice President of Sales and Global Market Director. He previously served as an independent director of Berry Global until its sale to Amcor in 2025, where he served on the Compensation and Talent Development Committee and the Capital Allocation Advisory Committee. He also served as Lead Independent Director of Innophos Holdings, Inc. until its acquisition by One Rock Capital Partners in 2020. Mr. Thomas has a B.S. in Chemistry and Biochemistry from Duquesne University and an M.B.A. in Finance and Marketing from Loyola University.

Allen Spizzo is an investment advisor and trustee for the Dr. William Joyce family office and a business consultant focused on the chemicals, materials, biotechnology and pharmaceutical industries. He brings substantial financial and strategic industry expertise to the Board. Previously, Mr. Spizzo served as Vice President and Chief Financial Officer of Hercules Incorporated until its sale to Ashland in 2008. Prior to that appointment, he served in a variety of leadership roles at Hercules, including business management, mergers and acquisitions, business development, strategic planning and investor relations. He currently serves on the board of Liberty Waste Solutions and previously served as a director of several companies, including Pattern Health Technologies, Ferro Corporation, Periphas Capital Partnering Corporation, A. Schulman, Inc. and OM Group. Mr. Spizzo has a B.S. in Chemical Engineering from North Carolina State University and an M.B.A. from the University of Akron.

Mr. Thomas and Mr. Spizzo will be entitled to participate in the compensation program for the Company’s independent directors which is described in the Director Compensation section of the Company’s Proxy Statement for the Company’s 2026 annual meeting of stockholders on file with the Securities and Exchange Commission. Under the non-employee director compensation program, the New Directors will receive annual grants of restricted stock units, prorated from the effective date of their appointments until the next annual awards in January 2027. The New Directors are also expected to be included as director nominees at the Company’s 2027 Annual Meeting.

Other than the Cooperation Agreement, there is no other arrangement or understanding between Mr. Thomas or Mr. Spizzo and any other persons pursuant to which Mr. Thomas or Mr. Spizzo was appointed as a director of the Company. There are no related person transactions as defined in Item 404(a) of Regulation S-K between the Company and either of Mr. Thomas or Mr. Spizzo.

Also on July 27, 2026, the Board has formed, as an advisory committee of the Board, the Capital Allocation Advisory Committee (the “Advisory Committee”) to support and make recommendations to the Board regarding, among other things, the Company’s capital allocation strategy. The Advisory Committee will initially be composed of five voting members: Bertrand Loy, Susan L. Main, Mr. Spizzo, Mr. Thomas and Scott A. Tozier. Mr. Tozier will serve as Chair of the Advisory Committee and Mr. Thomas will serve as Vice Chair of the Advisory Committee. Guillermo Novo, the Chair of the Board and the Company’s Chief Executive Officer, will serve as a non-voting member of the Advisory Committee.

Also on July 27, 2026, the Company entered into a Cooperation Agreement (the “Cooperation Agreement”) with Ancora Holdings Group, LLC (“Ancora”) and the other persons and entities listed on Schedule A thereto (together with Ancora, the “Investor Group”) regarding the appointment of Mr. Thomas and Mr. Spizzo and the formation of the Capital Allocation Advisory Committee as described above. Pursuant to the Cooperation Agreement, the Investor Group agreed to abide by certain voting commitments, customary standstill obligations and mutual non-disparagement provisions, which obligations will remain in effect until the earlier of: (i) 30 days prior to the notice deadline for the submission of stockholder director nominations for the Company’s 2028 annual meeting of stockholders (the

“2028 Annual Meeting”) pursuant to the Company’s By-Laws (the “By-Laws”), and (ii) 110 days prior to the first anniversary of the 2027 Annual Meeting (the “Standstill Period”). If the Board irrevocably offers to renominate the New Directors for election at the Company’s 2029 annual meeting of stockholders (the “2029 Annual Meeting”) before the end of the Standstill Period and the Investor Group accepts such renomination, then the Standstill Period will automatically extend until the earlier of: (i) 30 days prior to the notice deadline for the submission of stockholder director nominations for the 2029 Annual Meeting pursuant to the By-Laws, and (ii) 110 days prior to the first anniversary of the 2028 Annual Meeting. The Cooperation Agreement will terminate upon the expiration of the last day of the Standstill Period, unless earlier terminated by mutual written agreement of the Company and the Investor Group.

If, during the Standstill Period, a New Director ceases to serve on the Board for any reason, so long as the Investor Group at that time and at all times since the date of the Cooperation Agreement beneficially owns in the aggregate at least 1.5% of the Company’s then-outstanding Common Stock, then the Investor Group shall identify a replacement director, subject to approval by the Board and its Governance & Nominating Committee, on the terms set forth in the Cooperation Agreement.

The foregoing summary of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 28, 2026, the Company issued a press release announcing the appointments of Mr. Thomas and Mr. Spizzo to the Board and the entry into the Cooperation Agreement. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01, including Exhibit 99.1, of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Cooperation Agreement, dated as of July 27, 2026, by and among Ashland Inc., Ancora Holdings Group, LLC and the other persons and entities listed on Schedule A thereto.

99.1	News Release dated July 28, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND INC.

Date:	July 28, 2026	By:	/s/ Robin E. Lampkin
Robin E. Lampkin Senior Vice President, General Counsel and Secretary